      As filed with the Securities and Exchange Commission on May 1, 2006
                          1940 Act File No. 811-07941

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 9

                           MERRIMAC MASTER PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

 P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (809) 949-2001

                          Rainer L.C. Frost, Secretary
                           Merrimac Master Portfolio
                              200 Clarendon Street
                                Mail Code LEG 13
                          Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)

                                    Copy to:
                                Philip H. Newman
                              Goodwin Procter LLP
                                 Exchange Place
                          Boston, Massachusetts 02109

                           MERRIMAC MASTER PORTFOLIO

                                EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act which generally includes institutional investors and high net worth individuals. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Pursuant to General Instruction B2 of Form N-1A, a registration statement filed under only the 1940 Act shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3, 5 and 8 of Part A thereof, responses to all items of Part C except Items 23(e), (i) and (k) and the required signatures, and all other documents that are required or which the Registrant may file as part of the registration statement.

                                     PART A

                                     PART A

                                  May 1, 2006


Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph (b) of Instruction B.2. of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS


Merrimac Master Portfolio (the "Trust") is an open end management investment company consisting of six series portfolios (each a "Portfolio" and collectively the "Portfolios"). Each Portfolio is treated as a partnership for federal tax purposes. The investment objectives and methods of implementing the objectives for each Portfolio are described below.


MERRIMAC CASH PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Cash Portfolio (the "Cash Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


Lehman Brothers Asset Management LLC ("LBAM") acts as investment sub-adviser ("Sub-Adviser") to the Cash Portfolio and manages its investment program.

The Cash Portfolio's principal investment strategy is to invest its assets in high quality U.S. dollar-denominated, money market instruments with remaining maturities of 397 calendar days or less that in the opinion of LBAM present minimal credit risk.


The Cash Portfolio may invest in the following U.S. dollar denominated instruments:

  o asset-backed securities

  o commercial paper

  o corporate debt

  o municipal obligations

  o U.S. Treasury bills, notes and bonds

  o obligations of the U.S. Government or its agencies or instrumentalities

  o time deposits

  o certificates of deposit

  o repurchase agreements that are collateralized by the securities listed above

  o debt securities of U.S. and foreign banks or thrift organizations (such as bankers' acceptances)

  o other short-term debt securities

Further description of other types of portfolio securities is found in Appendix
A.

The Securities and Exchange Commission (the "SEC") has set certain diversification requirements for money market funds. Generally, these requirements limit a money market fund's investments in securities of any issuer to no more than 5% of a fund's assets. Also, strict SEC guidelines do not permit a fund to invest, with respect to 75% of its assets, greater than 10% of its assets in securities issued by or subject to guarantees by the same institution. Purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities are not counted toward these limitations.

The Cash Portfolio's investments consist primarily of high-quality securities that qualify as "first-tier" securities under the SEC rules that apply to money market funds. In general, a first-tier security is defined as a security that is:


    > issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;
    > rated or subject to a guarantee that is rated in the highest category for short-term securities by at least two Nationally Recognized Statistical Rating Organizations ("NRSROs"), or by one NRSRO if the security is rated by only one NRSRO;
    > unrated but issued by an issuer or guaranteed by a guarantor that has other comparable short-term obligations so rated; or > unrated but determined by LBAM to be of comparable quality to other first-tier securities.

The current NRSROs are:

    > Moody's Investors Service, Inc.;
    > Standard & Poor's Ratings Group;
    > Fitch's Ratings; and
    > Dominion Bond Rating Service.

If the rating of a security is downgraded after purchase, LBAM will determine whether it is in the best interest of the Cash Portfolio's shareholders to continue to hold the security.

While the Cash Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant net asset value ("NAV") of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such, the Cash Portfolio carries some risk. For example, there is always a risk that the issuer of a security held by the Cash Portfolio will fail to pay interest or principal when due. The Cash Portfolio attempts to minimize credit risk by investing only in securities rated in the highest category for short-term securities, or, if not rated, of comparable quality, at the time of purchase. Additionally, the Cash Portfolio will not purchase a security unless LBAM has determined that the security presents minimal credit risk. There is also a risk that rising interest rates will cause the value of the Cash Portfolio's securities to decline. The Cash Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Cash Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as credit quality and maturity to purchase the best relative value available in the market at any given time. While rare, sell decisions are usually based on a change in credit analysis or to take advantage of an opportunity to reinvest at a higher yield or to meet redemptions.

MERRIMAC PRIME PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Prime Portfolio (the "Prime Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


LBAM acts as Sub-Adviser to the Prime Portfolio and manages its investment program.

The Prime Portfolio's principal investment strategy is to invest its assets in high quality U.S. dollar-denominated, money market instruments with remaining maturities of 397 calendar days or less and maintain a dollar-weighted average portfolio maturity of 60 days or less that in the opinion of LBAM present minimal credit risk.


The Prime Portfolio may invest in the following U.S. dollar denominated instruments:

  o asset-backed securities

  o commercial paper

  o corporate debt

  o municipal obligations

  o U.S. Treasury bills, notes and bonds

  o obligations of the U.S. Government or its agencies or instrumentalities

  o time deposits

  o certificates of deposit

  o repurchase agreements that are collateralized by the securities listed above

  o debt securities of U.S. and foreign banks or thrift organizations (such as bankers' acceptances)

  o other short-term debt securities.

Further description of these securities is found in Appendix A.

The SEC has set certain diversification requirements for money market funds. Generally, these requirements limit a money market fund's investments in securities of any issuer to no more than 5% of a fund's assets. Also, strict SEC guidelines do not permit a fund to invest, with respect to 75% of the its assets, greater than 10% of the its assets in securities issued by or subject to guarantees by the same institution. Purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities are not counted toward these limitations.

The Prime Portfolio's investments consist primarily of high-quality securities that qualify as "first-tier" securities under the SEC rules that apply to money market funds. In general, a first-tier security is defined as a security that is:


    > issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;
    > rated or subject to a guarantee that is rated in the highest category for short-term securities by at least two NRSROs, or by one NRSRO if the security is rated by only one NRSRO;
    > unrated but issued by an issuer or guaranteed by a guarantor that has other comparable short-term obligations so rated; or > unrated but determined by LBAM to be of comparable quality to other first-tier securities.

The current NRSROs are:

    > Moody's Investors Service, Inc.;
    > Standard & Poor's Ratings Group;
    > Fitch's Ratings; and
    > Dominion Bond Rating Service.

If the rating of a security is downgraded after purchase, LBAM LLC will determine whether it is in the best interest of the Prime Portfolio's shareholders to continue to hold the security.

While the Prime Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant net asset value ("NAV") of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such, the Prime Portfolio carries some risk. For example, there is always a risk that the issuer of a security held by the Prime Portfolio will fail to pay interest or principal when due. The Prime Portfolio attempts to minimize credit risk by investing only in securities rated in the highest category for short-term securities, or, if not rated, of comparable quality, at the time of purchase. Additionally, the Prime Portfolio will not purchase a security unless LBAM has determined that the security presents minimal credit risk. There is also a risk that rising interest rates will cause the value of the Prime Portfolio's securities to decline. The Prime Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Prime Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as credit quality and maturity to purchase the best relative value available in the market at any given time. While rare, sell decisions are usually based on a change in credit analysis or to take advantage of an opportunity to reinvest at a higher yield or to meet redemptions.

MERRIMAC TREASURY PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Portfolio (the "Treasury Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


M&I Investment Management Corp. ("M&I") acts as Sub-Adviser to the Treasury Portfolio and manages its investment program.


The Treasury Portfolio's principal investment strategy is to invest its assets in U.S. Treasury securities with maturities of 397 calendar days or less.

The Treasury Portfolio will, under normal circumstances, invest exclusively in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and (subject to regulatory limitations) other mutual funds that invest exclusively in such instruments.

Further description of these securities is found in Appendix A.

Under Federal law, the income derived from obligations issued by the U.S. Treasury is exempt from state income taxes. All states that tax personal income permit mutual funds to pass through this tax exemption to shareholders, assuming appropriate state imposed threshold limits have been met.

The Treasury Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.


While the Treasury Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such, the Treasury Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Portfolio's securities to decline. M&I attempts to minimize this risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the treasury securities market daily to determine how to provide the most value to the Treasury Portfolio. M&I could also sell securities to meet redemption requests.

MERRIMAC TREASURY PLUS PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Plus Portfolio (the "Treasury Plus Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Plus Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


M&I acts as Sub-Adviser to the Treasury Plus Portfolio and manages its investment program.


The Treasury Plus Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated Treasury securities with maturities of 397 calendar days or less.

Under normal circumstances, the Treasury Plus Portfolio will invest at least 80% its net assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and in repurchase agreements collateralized by these instruments. It may invest the remaining assets in securities issued or guaranteed by the U.S. Government or its agencies or in repurchase agreements collateralized by these instruments.

Further description of these securities is found in Appendix A.

The Treasury Plus Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.


While the Treasury Plus Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such, the Treasury Plus Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Plus Portfolio's securities to decline. M&I attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Plus Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Plus Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the Treasury Plus Portfolio. M&I could also sell securities to meet redemption requests.

MERRIMAC U.S. GOVERNMENT PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac U.S. Government Portfolio (the "U.S. Government Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the U.S. Government Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


LBAM acts as Sub-Adviser to the U.S. Government Portfolio and manages its investment program.


The U.S. Government Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated money market instruments with maturities of 397 calendar days or less.


Under normal circumstances, the U.S Government Portfolio will invest at least 80% of its net assets in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by these instruments.


Further description of these securities is found in Appendix A.

The U.S. Government Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.


While the U.S. Government Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such, the U.S. Government Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the U.S. Government Portfolio's securities to decline. The U.S. Government Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the U.S. Government Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the U.S. Government Portfolio's objective of maximizing current income while maintaining safety and liquidity. LBAM evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the U.S. Government Portfolio. LBAM could also sell securities to meet redemption requests.

MERRIMAC MUNICIPAL PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Municipal Portfolio (the "Municipal Portfolio") is to preserve principal and liquidity while providing current income exempt from Federal income tax. In view of the risks inherent in all investments in securities, there is no assurance that the Municipal Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVE


ABN AMRO Asset Management, Inc. ("ABN AMRO") acts as Sub-Adviser to the Municipal Portfolio and manages its investment program.


The Municipal Portfolio's principal investment strategy is to invest in high quality U.S. dollar-denominated money market instruments issued by states, municipalities and other issuers with maturities of 397 calendar days or less.

The Municipal Portfolio will invest at least 80% of its net assets in securities that pay income exempt from Federal income tax. These issuers may be located in any state, territory or possession of the U.S. or the District of Columbia. ABN AMRO emphasizes particular sectors of the municipal money market that it expects will outperform the market as a whole.

Further description of these securities is found in Appendix A.


While the Municipal Portfolio will endeavor to maintain a value which allows the feeder funds to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The Portfolio is neither insured nor guaranteed by the U.S. Government. As such the Municipal Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Municipal Portfolio's securities to decline. The Municipal Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Municipal Portfolio of 90 days or less. Declining interest rates may subject the Municipal Portfolio to the risk that the issuer of the security will exercise its right to prepay principal earlier than scheduled, forcing the Portfolio to reinvest in lower yielding securities. Additionally, since the Municipal Portfolio may invest more than 25% if its assets in municipal instruments the interest upon which is paid solely from revenues of similar projects or in industrial development bonds, it may be more sensitive to an adverse economic, business or political development.


The Municipal Portfolio may take a temporary defensive position when ABN AMRO determines that market conditions warrant. During these times the Municipal Portfolio may be not pursuing its investment goals or achieving its investment objective and may have up to 100% of its assets in cash or money market instruments that produce Federally taxable income.


In arriving at a decision to buy or sell a security, factors are balanced such as the Municipal Portfolio's objective of preserving principal while maintaining safety and liquidity. ABN AMRO could also sell securities to meet redemption requests. ABN AMRO structures the Municipal Portfolio based on its outlook on interest rates, market conditions, and liquidity needs. ABN AMRO monitors the Municipal Portfolio for credit quality changes and adjusts maturities in anticipation of change in interest rates. Important factors include an assessment of Federal Reserve policy and an analysis of the yield curve.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT

INVESTMENT ADVISER


The Portfolios have each retained the services of Investors Bank & Trust Company - Advisory Division (the "Adviser") as investment adviser. The Adviser continuously reviews and supervises each Portfolio's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Board of Trustees. The Adviser's business address is 200 Clarendon Street, Boston, Massachusetts 02116. The Portfolios each pay the Adviser a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. The fee is computed at an annual rate of 0.17% of average net assets of each such Portfolio.

The Adviser, subject to the approval of the Board of Trustees, selects a Sub-Adviser for each Portfolio. The Adviser acts as a "manager of managers" for the Portfolios, and supervises adherence by Sub-Advisers of each Portfolio's investment policies and guidelines. The Adviser also recommends the appointment of additional or replacement Sub-Advisers to the Portfolios' Board of Trustees. The Adviser, the Portfolios and the feeder funds which invest in the Portfolios (the "Funds") have jointly received exemptive relief from the SEC to permit the Adviser and the Portfolios to add or terminate Sub-Advisers without shareholder approval.

The Adviser and Sub-Advisers may pay service, administrative or other similar fees charged by a financial intermediary or other financial representative in connection with the servicing of shareholder accounts or the sale of shares of a Fund. Such payments are paid by the Adviser and Sub-Advisers and do not impact the total operating expenses of a Fund. These payments are calculated on the average share value of each client attributable to the particular financial intermediary. The financial intermediaries also may impose requirements on the purchase or sale of shares that are different from, or in addition to, those imposed by each Fund, including requirements as to the minimum initial and subsequent investment amounts.

The payments described above are often referred to as "revenue sharing payments." The recipients of such payments may include the Adviser, the Sub-Advisers, their respective affiliates, broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of a Fund. The Adviser and Sub-Advisers select the financial intermediaries to which revenue sharing payments will be made and determine the size of such payments based upon factors that the Adviser and Sub-Advisers may deem relevant. In some circumstances, these payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of a Fund. Please contact your financial intermediary for details about revenue sharing payments it may receive.

ADVISORY CONTRACT APPROVAL

A discussion of the basis for the Board of Trustees' approval of the advisory contracts for the Trust is available in the Trust's semi-annual reports to shareholders for the period ended June 30, 2005.

INVESTMENT SUB-ADVISERS

Each investment Sub-Adviser manages their assigned portfolios, selects investments and places all orders for the purchase and sale of investment securities, subject to the general supervision of, and policies established by, the Trust's Board of Trustees and the Adviser. Each Sub-Adviser receives a fee from the Adviser (and not from each Portfolio) for its services.

LBAM serves as investment Sub-Adviser to the Cash Portfolio, the Prime Portfolio and the U.S. Government Portfolio. The business address of LBAM is 260 Franklin Street, 14th Floor, Boston, Massachusetts 02110. LBAM and its predecessor company have been providing investment advisory services since 1981. LBAM is a direct, wholly-owned subsidiary of Lehman Brothers Holdings Inc.

M&I serves as investment Sub-Adviser to the Treasury Portfolio and the Treasury Plus Portfolio. The business address of M&I is 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202. M&I has been providing investment advisory services since it was established in 1973 as a first tier wholly-owned subsidiary of Marshall & Ilsley Corporation, a publicly held bank holding company.

ABN AMRO serves as investment Sub-Adviser to the Municipal Portfolio. The business address of ABN AMRO is 161 North Clark Street, Chicago, IL 60601. ABN AMRO has been providing investment advisory services since it was established in 1991 and is an indirect wholly owned subsidiary of ABN AMRO Bank N.V. ABN AMRO manages assets for individuals and institutions, including corporations, unions, governments, insurance companies, charitable organizations and investment companies.


ITEM 6. SHAREHOLDER INFORMATION

PRICING OF PORTFOLIO INTERESTS


The NAV of a Portfolio is determined on each business day. A Business Day is any day on which both the New York Stock Exchange and the New York Federal Reserve Bank are open and any other day on which the Trust elects to accept offers for the purchase and redemption of shares. Securities are valued at amortized cost, which the Trustees of the Trust have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Trust determine that it does not constitute fair value for such purposes.


PURCHASE OF PORTFOLIO INTERESTS

All investments are made at net asset value next determined after an order is received by the Portfolio. Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. However, since the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Shares of the U.S. Government Portfolio, the Treasury Portfolio and the Treasury Plus Portfolio are intended to qualify as eligible investments for federally chartered credit unions pursuant to Sections 107(7), 107(8), 107(15) of the Federal Credit Union Act, Parts 703 and 704.5(f) of the National Credit Union Administration ("NCUA") Rules and Regulations and NCUA Letter Number 155. The portfolios intend to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that the investments of the funds qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.

The Board of Trustees of the Portfolios has determined that, due to the nature of money market funds, no policy regarding the frequent purchase and sale of fund shares, or "market timing," is necessary. The liquidity and short average maturity of the securities in which the Portfolios invest make it unlikely that the Portfolios or their shareholders will be harmed by frequent trading.

REDEMPTION OF PORTFOLIO INTERESTS

Shares of a Portfolio are not registered under the 1933 Act and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any Business Day.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

MASTER-FEEDER FUNDS

Each of the Portfolios is a "master" portfolio. A master portfolio may accept investments from multiple feeder funds, which bear the master portfolio's expenses in proportion to their assets. "Feeder" funds invest exclusively in their corresponding "master" portfolios with identical investment objectives.

Each feeder fund and its master portfolio expect to maintain consistent investment objectives. If they do not, a fund may withdraw from the master portfolio, receiving either cash or securities in exchange for its interest in the master portfolio. The trustees of the trust of a feeder fund would then consider whether a fund should hire its own investment adviser, invest in a different portfolio, or take other action.

DISCLOSURE OF PORTFOLIO HOLDINGS

In general, portfolio holdings information is available monthly, upon request. A description of the Portfolios' policies and procedures regarding the disclosure of the Portfolios' portfolio securities is available in the Statement of Additional Information.

                                   APPENDIX A

ASSET-BACKED SECURITIES. The Cash Portfolio and the Prime Portfolio also may invest in asset-backed securities, which consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and other securities backed by other types of receivables or other assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements such as letters of credit, insurance bonds, limited issuer guarantees, senior-subordinated structures and over collateralization. Asset-backed securities are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities may be subject to prepayment risk, particularly in a period of declining interest rates. Prepayments, which occur when unscheduled payments are made on the underlying debt instruments, may shorten the effective maturities of these securities and may lower their total returns. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities. There is no limit on the extent to which the Portfolios may invest in asset-backed securities; however, the Portfolios will only invest in asset-backed securities that carry a rating in the highest category from at least two NRSROs.


COMMERCIAL PAPER. The Cash Portfolio and the Prime Portfolio may invest in commercial paper which includes unsecured, short-term debt instruments issued by a corporation or a bank, usually with a high quality debt rating, to finance short-term credit needs such as inventory or accounts receivable. Typically commercial paper has a maturity of less than 270 days.


CORPORATE DEBT OBLIGATIONS. Subject to their respective credit quality and maturity limitations, the Cash Portfolio and the Prime Portfolio may invest in corporate bonds, including obligations of industrial, utility, banking and other financial issuers. Corporate bonds are subject to the risk of an issuer's inability to meet principal and interest payments and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

EURODOLLAR AND YANKEE DOLLAR INVESTMENTS. The Cash Portfolio and the Prime Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. The Portfolios may invest in Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("Yankee CDs"). ECDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks; ETDs are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or in a foreign bank; and Yankee CDs are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the U.S. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

MUNICIPAL SECURITIES. The Municipal Portfolio may invest in Municipal Securities. Municipal Securities are issued by or on behalf of states, territories and possessions of the U.S. and their political subdivisions, agencies and instrumentalities to obtain funds for various public purposes. The interest on these obligations is generally exempt from federal income tax in the hands of most investors, except for the possible applicability of the alternative minimum tax. The two principal classifications of municipal securities are "notes" and "bonds." Municipal notes are generally used to provide for short-term capital needs and generally have maturities of one year or less. Municipal notes include general obligation notes, project notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, and construction loan notes and tax-exempt commercial paper. Municipal bonds, which meet longer term capital needs and generally have maturities of more than one year when issued, have three principal classifications: general obligation bonds, revenue bonds and private activity bonds.

REPURCHASE AGREEMENTS. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may enter into repurchase agreements, which are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. In substance, a repurchase agreement is a loan by the Portfolio collateralized with securities. The lending Portfolio's Custodian or its agent will hold the security as collateral for the repurchase agreement. All repurchase transactions must be collateralized initially at a value at least equal to 102% of the repurchase price and counterparties are required to deliver additional collateral in the event the market value of the collateral falls below 100%. The Portfolios bear the risk of loss in the event the other party defaults on its obligations and the Portfolio is delayed or prevented from its right to dispose of the collateral securities or if the Portfolio realizes a loss on the sale of the collateral securities. Each Portfolio will enter into repurchase agreements with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Each Portfolio will not invest more than 10% of its net assets in repurchase agreements maturing in more than seven days because such agreements would be considered "illiquid securities."


RESTRICTED AND ILLIQUID SECURITIES. Each Portfolio may invest up to 10% of its net assets in illiquid securities. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days and certain restricted securities. In addition, the Cash Portfolio and the Prime Portfolio may invest in time deposits with a notice or demand period of more than seven days. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements. The Board of Trustees of the Trust has adopted guidelines and delegated to each Portfolio's investment Adviser or Sub-Adviser, as applicable, the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. Each Portfolio's Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.


U.S. GOVERNMENT SECURITIES. The Cash, Prime, Treasury Plus and U.S. Government Portfolios may invest in U.S. Government securities. U.S. Government securities are high-quality securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury, or the agency or instrumentality issuing or guaranteeing the security. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Certain issuers of U.S. Government securities, including Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, are sponsored or chartered by Congress but their securities are neither issued nor guaranteed by the U.S. Treasury.

VARIABLE AND FLOATING RATE INSTRUMENTS. Certain of the obligations purchased by each Portfolio may carry variable or floating rates of interest and may include variable rate master demand notes. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Further, some of the demand instruments purchased by a Portfolio derive their liquidity from the ability of the holder to demand repayment from the issuer or from a third party providing credit support. The creditworthiness of issuers of variable and floating rate instruments and their ability to repay principal and interest will be continuously monitored by each Portfolio's investment adviser or sub-adviser.

ZERO COUPON AND DEFERRED PAYMENT SECURITIES. The Cash Portfolio and the Prime Portfolio may invest in zero coupon and deferred payment securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. A Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Portfolios will distribute their share of this accrued income to shareholders, to the extent that the shareholders and shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the Portfolios will have fewer assets with which to purchase income producing securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals.

                                    PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

MERRIMAC MASTER PORTFOLIO

                            Merrimac Cash Portfolio
                           Merrimac Prime Portfolio
                          Merrimac Treasury Portfolio
                       Merrimac Treasury Plus Portfolio
                      Merrimac U.S. Government Portfolio
                         Merrimac Municipal Portfolio

                                    PART B

                      STATEMENT OF ADDITIONAL INFORMATION


                                  May 1, 2006

This Statement of Additional Information ("SAI") is not a Prospectus and is only authorized for distribution when preceded or accompanied by the Merrimac Master Portfolio's (the "Trust") current Prospectus dated May 1, 2006. Financial Statements are incorporated by reference into this SAI from the Trust's most recent Annual Report. This SAI supplements and should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by calling the Trust at 1-888-637-7622 or writing the Trust at 200 Clarendon Street, Boston, Massachusetts 02116. This SAI is not an offer of any portfolio for which an investor has not received a Prospectus.

Information about the Portfolios (including the SAI) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or you may obtain copies, upon payment of a duplicating fee, by writing to the Public Reference Room of the SEC, Washington, D.C. 20549-0102 or by electronic request at the following E-mail address: publicinfo@sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. Reports and other information about the Trust may be obtained on the Commission's Internet site at http://www.sec.gov.

                               TABLE OF CONTENTS

                                     Page                                   Page

Portfolio History                     B-2   Brokerage Allocation and Other  B-16
                                              Practices

Description of the Portfolios,              Capital Stock and Other
  Their Investments and Risks         B-2     Securities                    B-17

                                            Purchase, Redemption and
Management of the Trust               B-9     Valuation of Shares           B-18

Control Persons and Principal
  Holders Of Securities              B-12     Taxation of the Trust         B-18

Proxy Voting Policy                  B-13     Financial Statements          B-18

Investment Advisory and Other                 Appendix                      B-19
  Services                           B-14

ITEM 10. PORTFOLIO HISTORY

The Merrimac Master Portfolio (the "Trust") is composed of six series: Merrimac Cash Portfolio ("Cash Portfolio"), Merrimac Prime Portfolio ("Prime Portfolio"), Merrimac Treasury Portfolio ("Treasury Portfolio"), Merrimac Treasury Plus Portfolio ("Treasury Plus Portfolio"), Merrimac U.S. Government Portfolio ("U.S. Government Portfolio") and Merrimac Municipal Portfolio ("Municipal Portfolio") (each, a "Portfolio" and collectively, the "Portfolios").

The Trust is a common law trust organized under the laws of the State of New York pursuant to a Declaration of Trust dated October 30, 1996, as amended, and registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act").

ITEM 11. DESCRIPTION OF THE PORTFOLIOS, THEIR INVESTMENTS AND RISKS

CLASSIFICATION

Each Portfolio is a diversified open-end, management investment company and a separate series of the Trust.

INVESTMENT STRATEGIES AND RISKS

MATURITY AND DURATION. Duration of an individual portfolio security is a measure of the security's price sensitivity taking into account expected cash flow and prepayments under a wide range of interest rate scenarios. In computing the duration a Portfolio will have to estimate the duration of obligations that are subject to prepayment or redemption by the issuer taking into account the influences of interest rates on prepayments and coupon flows.

Each of the Portfolios has a policy of investing in instruments with maturities of 397 days or less. For purposes of complying with this policy, each Portfolio will determine the maturity of an instrument in accordance with the requirements of Rule 2a-7 under the 1940 Act. Rule 2a-7 permits each Portfolio to shorten the maturity of a particular instrument in circumstances in which the instrument is subject to certain types of demand features or interest-rate-reset provisions. The Prime Portfolio, Treasury Portfolio and Treasury Plus Portfolio will maintain a dollar-weighted average portfolio maturity of 60 days or less. The Cash Portfolio, U.S. Government Portfolio and Municipal Portfolio will maintain a dollar weighted average portfolio maturity of 90 days or less.

The Municipal Portfolio may take a temporary defensive position when its sub-adviser determines that market conditions warrant. During these times the Portfolio may not be pursuing its investment goals or achieving its investment objective and may have up to 100% of its assets in cash or money market instruments that produce Federally taxable income.


SECURITIES LENDING. Each Portfolio may lend up to 33 1/3% of its portfolio of securities pursuant to agreements requiring that the loan be continuously secured by cash or equivalent collateral or by a letter of credit or bank guarantee in favor of the Portfolio at least equal at all times to 100% of the market value plus accrued interest on the securities lent. The Portfolio will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral. Collateral is marked to market daily. Loans are subject to termination by the Portfolio or the borrower at any time and are, therefore, not considered to be illiquid investments.

SHORT-TERM TRADING. Although each Portfolio usually intends to hold securities purchased until maturity, at which time they will be redeemable at their full principal value plus accrued interest, they may, at times, engage in short-term trading to attempt to take advantage of yield variations in the short-term market. Each Portfolio also may sell portfolio securities prior to maturity based on a revised evaluation of the creditworthiness of the issuer or to meet redemptions. In the event there are unusually heavy redemption requests due to changes in interest rates or otherwise, a Portfolio may have to sell a portion of its investment portfolio at a time when it may be disadvantageous to do so. However, each Portfolio's ability to borrow funds to accommodate redemption requests mitigates in part the necessity for such portfolio sales during these periods.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. Each Portfolio may invest in when-issued and delayed delivery securities, which are securities purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When such a security is purchased, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment unless the relevant Portfolio has entered into an offsetting agreement to sell the securities. These segregated securities will be valued at market and additional cash or securities will be segregated if necessary so that the market value of the account will continue to satisfy the purchase commitment. A Portfolio generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Portfolio's total assets, and a commitment will not exceed 90 days. A Portfolio will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes. However, a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. The market value of when-issued or delayed delivery securities when they are delivered may be less than the amount the Portfolios paid for them.

INVESTMENT INSTRUMENTS


BANKERS' ACCEPTANCES. The Cash Portfolio and the Prime Portfolio may invest in bankers' acceptances which are bills of exchange or time drafts drawn on and accepted by a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT. The Cash Portfolio and the Prime Portfolio also may invest in certificates of deposit ("CDs"), which are negotiable interest bearing instruments with a specific maturity. CDs are issued by banks and thrift institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.


COMMERCIAL PAPER. The Cash Portfolio and the Prime Portfolio may invest in commercial paper which includes unsecured, short-term debt instruments issued by a corporation or a bank, usually with a high quality debt rating, to finance short-term credit needs such as inventory or accounts receivable. Typically commercial paper has a maturity of less than 270 days.

EXTENDIBLE SECURITIES. The Cash Portfolio and the Prime Portfolio may invest in extendible securities including Extendible Commercial Notes ("ECNs"), Extendible Medium-Term Notes ("XMTNs"), Trust Liquidity Notes ("TLNs") and Secured Liquidity Notes ("SLNs"). ECNs are short-term (90 days or less) securities that automatically extend to a 390-day maximum maturity if the issuer does not redeem the ECNs on Initial Redemption Date (the equivalent of a commercial paper maturity). Investors receive a premium for giving the issuer the option to extend the maturity and a stepped-up coupon if the maturity is extended. ECNs carry the same credit rating(s) as the issuer's commercial paper. XMTNs are short-term securities with the majority having a one month floating rate coupon. Each month the investor has the option to put the security back to the issuer creating an extended 390-day maturity. If the security is not put back to the issuer it is rolled over every month with a 3-10 year stated final maturity. Investors receive a stepped-up coupon each year the security is held. XMTNs carry the same credit rating(s) as the issuer's commercial paper. TLNs are short-term securities with an expected maturity of 1 to 270 days that, if extended, have a final maturity of 397 days. TLNs are backed by a single asset, typically credit cards, and are supported by third-party liquidity. Upon extension, the investor receives a stepped-up coupon and the trust goes into early amortization with any payments to the trust flowing to the TLN investor. SLNs are short-term securities with an expected maturity of 1 to 270 days that, if extended, have a final maturity of 397 days. SLNs are backed by a diverse set of assets and are supported by a market value or total return swap which eliminates market value and liquidity risks associated with the assets. Upon extension, the investor receives a stepped-up coupon and the assets backing the SLNs are auctioned off with the proceeds flowing to the SLN investor.


FUNDING AGREEMENTS. The Cash Portfolio and the Prime Portfolio may invest in funding agreements. A funding agreement is, in substance, an obligation of indebtedness negotiated privately between an investor and an insurance company. Funding agreements often have maturity-shortening features, such as an unconditional put, that permit the investor to require the insurance company to return the principal amount of the funding agreement, together with accrued interest, within one year or less. Most funding agreements are not transferable by the investor and, therefore, are illiquid, except to the extent the funding agreement is subject to a demand feature of seven days or less. An insurance company may be subject to special protections under state insurance laws, which protections may impair the ability of the investor to require prompt performance by the insurance company of its payment obligations under the funding agreement.

INVESTMENT COMPANIES. The Portfolios may invest in the securities of other investment companies to the extent allowed by law. Under the 1940 Act, each Portfolio's investment in investment companies is limited to, subject to certain exception, (i) 3% of the total outstanding voting stock of any one investment company, (ii) 5% of the Portfolio's total assets with respect to any one investment company and (iii) 10% of the Portfolio's total assets of investment companies in the aggregate.


ABN AMRO Asset Management, Inc. ("ABN AMRO") is investment sub-adviser ("Sub-Adviser") to the Municipal Portfolio. ABN AMRO through its affiliates has received an exemptive order from the Securities and Exchange Commission ("SEC") to permit the funds which it manages, including the Municipal Portfolio, to invest in shares of money market funds affiliated with ABN AMRO. Pursuant to this order, the Municipal Portfolio is permitted to invest in shares of money market funds affiliated with ABN AMRO for cash management purposes, provided that the ABN AMRO and any of its affiliates waive management fees and other expense with respect to fund assets invested therein.


LOAN PARTICIPATIONS. The Cash Portfolio and the Prime Portfolio may invest in loan participations, which represent a participation in a corporate loan of a commercial bank. Such loans must be to corporations in whose obligations the Portfolios may invest. Since the issuing bank does not guarantee the participations in any way, they are subject to the credit risks generally associated with the underlying corporate borrower. It may be necessary under the terms of the loan participation for the Portfolios to assert through the issuing bank such rights as may exist against the corporate borrower, in the event the underlying corporate borrower fails to pay principal and interest when due. In such circumstances, the Portfolios may be subject to delays, expenses and risks that are greater than if the Portfolios had purchased a direct obligation (such as commercial paper) of such borrower. Further, under the terms of the loan participation, the Portfolios may be regarded as a creditor of the issuing bank (rather than the underlying corporate borrower), so that the Portfolios may also be subject to the risk that the issuing bank may become insolvent. The secondary market for loan participations is extremely limited, and therefore loan participations purchased by the Portfolios are generally regarded as illiquid.

MUNICIPAL SECURITIES. The Municipal Portfolio may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal securities include both municipal notes and municipal bonds.

Municipal notes include general obligation notes, project notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, and construction loan notes and tax-exempt commercial paper. Municipal notes generally are used to provide for short-term capital needs and usually have maturities of one year or less. Project notes, which carry a U.S. government guarantee, are issued by public bodies (called "local issuing agencies") created under the laws of a state, territory, or U.S. possession. They have maturities that range up to one year from the date of issuance. Project notes are backed by an agreement between the local issuing agency and the Federal Department of Housing and Urban Development. These notes provide financing for a wide range of financial assistance programs for housing, redevelopment, and related needs (such as low-income housing programs and renewal programs). Tax anticipation notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenues, such as income, sales, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other types of revenues, such as Federal revenues available under the Federal Revenue Sharing Programs. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the notes. Construction loan notes are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration under Fannie Mae or Ginnie Mae. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing.

Municipal Bonds, which meet longer term capital needs and generally have maturities of more than one year when issued, have three principal classifications: general obligation bonds, revenue bonds and private activity bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.


REPURCHASE AGREEMENTS. Each Portfolio except the Treasury Portfolio and the Municipal Portfolio may invest in repurchase agreements. A repurchase agreement is an agreement under which a Portfolio acquires money market instruments (generally U.S. Government Securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by a Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by a Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. The Board of Trustees of the Portfolio Trust will monitor the standards that the investment adviser or Sub-Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with a Portfolio. See "Investment Advisory Services" for information regarding the investment adviser and Sub-Adviser.


The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by a Portfolio at a time when their market value has declined, a Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by a Portfolio are collateral for a loan by a Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the instruments it acquires. It is expected that these risks can be controlled through careful documentation and monitoring.

REVERSE REPURCHASE AGREEMENTS. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, each Portfolio would sell the securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. Each Portfolio will enter into reverse repurchase agreements to avoid otherwise selling securities during unfavorable market conditions to provide cash to satisfy redemption requests. At the time each Portfolio enters into a reverse repurchase agreement, it would place in a segregated custodial account, assets such as cash or liquid securities, consistent with each Portfolio's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the counterparty may default at a time when the market value of securities sold by each Portfolio have increased in value. Reverse repurchase agreements are considered by the SEC to be borrowings by the Portfolio under the 1940 Act.

TIME DEPOSITS. The Cash Portfolio and the Prime Portfolio may invest in time deposits ("TDs"), which are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a TD earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market.

U.S. GOVERNMENT SECURITIES. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may invest in U.S. Government Securities. Not all U.S. Government Securities are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by the Federal Home Loan Bank are supported only by the credit of the agency. There is no guarantee that the U.S. Government will support these types of securities, and therefore they involve more risk than "full faith and credit" Government Securities. The Treasury Portfolio will primarily invest in "full faith and credit" U.S. Government Securities.

PORTFOLIO POLICIES

The Portfolios have adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of a Portfolio, as the case may be, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of a Portfolio.

As a matter of fundamental policy, the Portfolios may not:

    (1) purchase any securities that would cause more than 25% of the total assets of the Portfolio at the time of such purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to U.S. Government Securities or for the Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio bank obligations or repurchase agreements collateralized by any of such obligations as applicable; and for the Municipal Portfolio there is no investment limitation with respect to (i) U.S. Government Securities or its agencies and instrumentalities or in repurchase agreements involving such securities; (ii) obligations issued by domestic branches of U.S. banks or U.S. branches of foreign banks subject to the same regulations as U.S. banks; or (iii) tax-exempt securities issued by government or political subdivisions of governments;

    (2) borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions, provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings;

    (3) purchase securities on margin (except for delayed delivery or when-issued transactions or such short-term credits as are necessary for the clearance of transactions);

    (4) make loans to any person or firm; provided, however, that the making of a loan shall not include entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio's total assets;

    (5) engage in the business of underwriting the securities issued by others, except that a Portfolio will not be deemed to be engaging in the business of underwriting with respect to the purchase or sale of securities subject to legal or contractual restrictions on disposition;

    (6) issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act;

    (7) purchase or sell real estate, commodities, or commodity contracts unless acquired as a result of ownership of securities, and provided further that a Portfolio may invest in securities backed by real estate and in financial futures contracts and options thereon; and

    (8) the Municipal Portfolio will, under normal circumstances, invest at least 80% of its net assets in securities that pay income exempt from Federal income tax.

If any percentage restriction described above for the relevant Portfolio, is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the net assets of the Portfolios will not constitute a violation of the restriction. The above restrictions also apply to each feeder fund of a Portfolio, with the exception that a feeder fund may invest all of its investable assets without limitation in its respective Portfolio.

As a non-fundamental policy the Treasury Portfolio will, under normal circumstances, invest at least 80% of its net assets in obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and other mutual funds that invest exclusively in such instruments, subject to regulatory limitations. As a non-fundamental policy the Treasury Plus Portfolio will, under normal circumstances, invest at least 80% of its net assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and repurchase agreements collateralized by these instruments. As a non-fundamental policy the U.S. Government Portfolio will, under normal circumstances, invest at least 80% of its net assets in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by these instruments. These investment policies are not fundamental and should the Portfolio's Board decide to change these policies, shareholders will be provided at least 60 days notice.

PORTFOLIO HOLDINGS INFORMATION

The feeder funds (the "Funds") of the Portfolios and the Portfolios view holdings information as sensitive and disclose information about portfolio holdings only in accordance with guidelines approved by the Board of Trustees. The guidelines are designed to permit only disclosures that are consistent with the best interests of the Funds' shareholders. Because of the master-feeder structure, the Funds will have the same underlying portfolio holdings as their respective Portfolios. No current or potential investor, with the exception of the Funds (or their representative), shall be provided information about portfolio holdings on a preferential basis in advance of the provision of that information to other investors.


Portfolio holdings information will be released under the circumstances described below. The receiving parties are required, either by explicit agreement or by virtue of their respective duties to the Funds or Portfolios, to maintain the confidentiality of the information disclosed. There can be no assurance that the policies and procedures adopted by the Funds and Portfolios regarding selective disclosure of portfolio holdings will protect the Funds and Portfolios from potential misuse of that information by the receiving parties. In the event of a conflict of interest between the Funds and Portfolios and third-party service providers relating to the possible disclosure of portfolio holdings information, the Funds' and Portfolios' Chief Compliance Officer shall resolve any conflict of interest in favor of the Funds' and Portfolios' interest.


1. As required by applicable laws, rules or regulations;

2. As appropriate for legitimate business purposes of the Funds or Portfolios (such as to a potential sub- adviser for due diligence purposes; disclosure to a newly hired adviser or sub-adviser; disclosure to a rating and ranking agency; disclosure to third-party service providers, such as the administrator, transfer agent, custodian, fund accounting agent for the Portfolios, auditors, financial printers or legal counsel, in the normal course of their performance of services for the Funds and Portfolios). Current portfolio holdings information may be periodically provided to these entities to the extent necessary to achieve their respective business purpose; or

3. Otherwise when the disclosure of such information is determined by the Funds' or Portfolios' President or his designee to be in the best interests of Fund or Portfolio shareholders.

Shareholders of the same Fund or Portfolio shall be treated alike in terms of access to portfolio holdings information, which, except as outlined above, shall not be disclosed to any investor prior to the time the same information is disclosed publicly. In general, portfolio holdings information is available to shareholders monthly (within 15 days of month-end), upon request.


No person or entity, including officers of the Funds or Portfolios or employees of the adviser, Sub-Advisers or other service providers or their affiliates receive any compensation in connection with the disclosure of portfolio holdings information. However, the Funds and Portfolios reserve the right to charge a nominal processing fee, payable to the applicable Fund or Portfolio, to non-shareholders requesting portfolio holdings information. The fee is designed to offset a Fund's or Portfolio's costs in providing such information. No such information shall be provided in violation of the policies described above.


The Board of Trustees has approved these policies and procedures regulating the disclosure of portfolio holdings information. The Board of Trustees shall approve any changes to these policies and procedures as the Board deems necessary, from time to time.

ITEM 12. MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES


Overall responsibility for management and supervision of the Trust rests with the Board of Trustees. The Trustees approve all significant agreements between the Trust and the persons and companies that furnish services to the Trust, including agreements with its custodian, transfer agent, investment adviser, Sub-Adviser and administrator.

TRUSTEES AND OFFICERS. The names, ages and principal occupation(s) during the last five years of the Trustees and officers of the Trust are listed below. The business address of the Trustees and officers of the Trust is c/o Investors Bank & Trust Company, PO Box 9130, Boston, Massachusetts 02117.


TRUSTEES AND OFFICERS OF THE TRUST


                         POSITIONS HELD                                                                        NUMBER OF PORTFOLIOS
                         WITH THE TRUST          TERM OF OFFICE                                                   IN FUND COMPLEX
                         AND THE                 AND LENGTH OF                                                     OVERSEEN BY
NAME AND AGE             PORTFOLIO TRUST         TIME SERVED(1)            PRINCIPAL OCCUPATION(S)              TRUSTEE/OFFICER(2)


INDEPENDENT TRUSTEES
THOMAS J. BROWN          Trustee                 Since 2004              Independent Trustee, VALIC Company I            13
Age: 60                                                                  and II (annuities), 2005 - present; Chief
                                                                         Operating Officer and Chief Financial
                                                                         Officer, American General Asset
                                                                         Management (Investment Management),
                                                                         2000 - 2002; Chief Financial Officer,
                                                                         Cypress Holdings (Investment
                                                                         Management), 1997 - 2000.

FRANCIS J. GAUL, JR.     Trustee                 Since 1996              Private Investor, 1997 - present; Co-           13
Age: 62                                                                  owner, Sorin Associates, LLC, 1999-
                                                                         present.

THOMAS E. SINTON         Trustee                 Since 1996              Retired, Managing Director, Corporate           13
Age: 73                                                                  Accounting Policy, 1993 - 1996;
                                                                         Consultant, Bankers Trust Company, 1993
                                                                         - 1996.

ARTHUR H. MEEHAN         Trustee                 Since 2004              Director, St. Vincent College, 1999-            13
Age: 70                                                                  present; Director, Citizens Bank, 2002 -
                                                                         present; Chief Executive Officer and
                                                                         President, Medford Savings Bank, 1992 -
                                                                         2002.

INTERESTED TRUSTEE AND
OFFICERS(3)

KEVIN J. SHEEHAN         Trustee                 Since 1996              Chairman and Chief Executive Officer,           13
Age: 54                                                                  Investors Financial Services Corp. and
                                                                         Investors Bank & Trust Company, 2001 -
                                                                         present; Chairman, Chief Executive
                                                                         Officer and President, Investors Financial
                                                                         Services Corp. and Investors Bank & Trust
                                                                         Company, 1995 - 2001.

PAUL J. JASINSKI         President and           Since 1999              Managing Director, Investors Bank &             13
Age: 59                  Chief                                           Trust Company, 1990 - present; Director,
                         Executive                                       Investors Bank & Trust - Advisory
                         Officer                                         Division, 1996 - present.

JOHN F. PYNE             Vice President,         Treasurer and Chief     Director, Investors Bank & Trust                13
Age: 37                  Treasurer and           Financial Officer       Company, 2000 - present.
                         Chief Financial         since 2002, Vice
                         Officer                 President since
                                                 2000

DONALD F. COOLEY         Vice President          Since 2003              Director/Sales, Investors Bank & Trust          13
Age: 42                                                                  Company, 2001 - present; Vice President,
                                                                         Credit Suisse First Boston, 1999-2000.

SUSAN C. MOSHER          Anti-Money              Since 2002              Senior Director, Investors Bank & Trust         13
Age: 50                  Laundering                                      Company, 2001-present.
                         Compliance
                         Officer

DONNA M. ROGERS          Chief                   Since 2004              Senior Director, Investors Bank & Trust         13
Age: 39                  Compliance                                      Company, 2002 - present; Director,
                         Officer                                         Investors Bank & Trust Company, 1996-
                                                                         2002.

RAINER L.C. FROST        Secretary and           Since 2005              Director and Counsel, Mutual Fund               13
Age: 49                  Chief Legal                                     Administration, Investors Bank & Trust
                         Officer                                         Company, 2005-present; Principal and
                                                                         General Counsel, Clarity Group, 2000-
                                                                         2005; Chief Administration Officer,
                                                                         Executive Vice-President and General
                                                                         Counsel, GoldK, Inc., 2001-2002; Chief
                                                                         Executive Officer and General Counsel,
                                                                         Norfox Software, 1999-2000.

BRIAN F. LINK            Assistant               Since 2005              Senior Associate Counsel, Mutual Fund           13
Age: 33                  Secretary                                       Administration, Investors Bank & Trust
                                                                         Company, 2005 - present; Associate
                                                                         Counsel, Mutual Fund Administration,
                                                                         Investors Bank & Trust Company 2004-
                                                                         2005; Senior Product Manager, Deutsche
                                                                         Asset Management, 2003-2004; Product
                                                                         Manager, Fidelity Investments, 2000-2003.

BRIAN C. POOLE           Assistant               Since 2005              Associate Counsel, Mutual Fund                  13
Age: 35                  Secretary                                       Administration, Investors Bank & Trust
                                                                         Company, 2004 - present; Product
                                                                         Manager, Fidelity Investments, 2000-2004.

(1) Trustees and officers serve for an indefinite term or until the date such Trustee or officer resigns or retires or is removed by the board of Trustees or shareholders.

(2) Fund Complex consists of the Merrimac Master Portfolio, the Merrimac Series, and the Merrimac Funds, comprising thirteen series as of December 31, 2005.

(3) The Trustee and officers listed below are "interested persons" of each of the Merrimac Master Portfolio, the Merrimac
    Series and the Merrimac Funds as defined in the Investment Company Act of 1940, as amended, due to his or her employment with Investors Bank & Trust Company, the investment adviser for the Merrimac Master Portfolio.



SHARE OWNERSHIP IN THE FUND AS OF DECEMBER 31, 2005

                                                       AGGREGATE DOLLAR RANGE
                         DOLLAR RANGE OF               OF EQUITY SECURITIES
                         EQUITY SECURITIES IN          IN THE TRUST
NAME OF DIRECTOR         THE TRUST                     AND THE FUND COMPLEX

INDEPENDENT TRUSTEES
Thomas J. Brown              None                                None
Francis J. Gaul, Jr.         None                                $1-$10,000
Thomas E. Sinton             None                                 None
Arthur H. Meehan             None                                 None

INTERESTED TRUSTEES
Kevin Sheehan                None                                 None


COMMITTEES OF THE BOARD OF TRUSTEES


The Board of Trustees has an Audit Committee, which is comprised of all of the Trustees who are not "interested persons" of the Trust as defined in the Investment Company Act of 1940, as amended (the "Independent Trustees"). Currently, Messrs. Thomas J. Brown, Francis J. Gaul, Jr., Thomas E. Sinton and Arthur H. Meehan comprise the Audit Committee. Mr. Sinton is the chairman of the Audit Committee. The Audit Committee, pursuant to an Audit Committee Charter adopted by the Board, oversees the Trust's financial reporting, including the Trust's financial statements, review and assesment of the performance of the independent registered public accounting firm, review of the Trust's internal controls and internal controls of certain service providers; oversees the quality and objectivity of the Trust's financial statements and the independent audit thereof; ascertains the independence of the Trust's independent auditors; and acts as liaison between the Trust's independent auditors and the full Board of Trustees. The Audit Committee met four times during the fiscal year ended December 31, 2005.

The Board of Trustees has a Governance Committee, which is comprised of all of the Independent Trustees. The Governance Committee, pursuant to a Governance Committee Charter adopted by the Board meets at least annually with their independent counsel. The Governance Committee undertakes a periodic review of, and makes recommendations to the full Board with respect to, the following matters: approval of advisory, sub-advisory, distribution, administrative services and other contracts with affiliated service providers of the Funds; approval of Rule 12b-1 plans of distribution, shareholder servicing plans and agreements relating to such plans; procedures for identifying and recruiting qualified candidates for the position of Independent Trustee; recommending to the Board individuals to be appointed or nominated for election as Independent Trustees (the Governance Committee does not consider nominees recommended by shareholders); the performance of the Board; the compensation of Trustees; the identity, duties, and composition of the various Committees of the Board and the Chairpersons of such Committees; the development and maintenance of the Board's membership, structure and operation; and any other matters related to the governance of the Fund. The Governance Committee met once during the fiscal year ended December 31, 2005.


At this time the Committee does not have a policy regarding the consideration of any trustee candidates recommended by shareholders. As the need for Trustee elections occurs infrequently it is not foreseeable that such a policy would be necessary or beneficial to shareholders. While it has not done so in the past, the Governance Committee may retain a consultant to assist the Committee in a search for a qualified candidate.


The full Board met seven times during the fiscal year ended December 31, 2005. No Trustee attended fewer than 75% of the Board and Committee meetings of which he is a member.

COMPENSATION OF THE TRUSTEES AND OFFICERS. The Trust does not compensate the Trustees or officers of the Trust, who are affiliated with Investors Bank & Trust Company - Advisory Division. None of the Trustees or officers of the Trust have engaged in any financial transactions with the Trust during the fiscal year ended December 31, 2005.

The Merrimac Fund Complex (the "Fund Complex") consists of the Trust, the Portfolio Trust and the Merrimac Funds. The Trustees of the Boards of the Fund Complex are paid an annual retainer of $50,000, payable in equal quarterly installments. Additional fees are payable in the amount of $1,500 for each special in-person meeting of the Board of Trustees or any committee thereof and $500 for each special telephonic meeting of the Board of Trustees or any committee thereof. Each Fund bears its pro rata allocation of Trustees' fees paid by its corresponding Portfolio to the Trustees of the Portfolio Trust. The following table reflects the compensation paid by the Trust and the Fund Complex to each Trustee for the fiscal period ended December 31, 2005.



                                                 Pension or
                                                 Retirement           Total
                                                  Benefits         Compensation
                           Aggregate             Accrued as        From Trust
Name of Trustee          Compensation           Part of Fund's      and Fund
                        From the Trust            Expenses           Complex *

Kevin J. Sheehan            $0                       $0                $0

Francis J. Gaul, Jr.     $26,247                     $0              $52,000

Thomas E. Sinton         $26,497                     $0              $52,500

Thomas J. Brown          $29,247                     $0              $58,000

Arthur H. Meehan         $26,997                     $0              $53,500

* The Fund Complex is comprised of thirteen series as of December 31, 2005.


ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company. A control person may be able to take actions regarding their corresponding Portfolio without the consent or approval of other interest holders. The term "Principal Holders" is defined by the 1940 Act as the percentage of ownership of each person who owns of record or is known by a Portfolio to own beneficially 5 precent or more of the Portfolio's outstanding securities.


As of April 1, 2006, the Merrimac Cash Series, a series of Merrimac Series, beneficially owned approximately 65.27% of the outstanding interests of the Cash Portfolio, the Merrimac Cash Fund (the "Cash Fund") beneficially owned approximately 16.62% of the outstanding interests of the Cash Portfolio and the Merrimac U.S. Dollar Cash Fund beneficially owned approximately 18.11% of the outstanding interests of the Cash Portfolio.

As of April 1, 2006, the Merrimac Prime Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Prime Portfolio.

As of April 1, 2006, the Merrimac Treasury Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Treasury Portfolio.

As of April 1, 2006, the Merrimac U.S. Dollar Treasury Plus Fund beneficially owned 75.95% of the value of the outstanding shares of the Treasury Plus Portfolio and the Merrimac Treasury Plus Series, a series of Merrimac Series, beneficially owned 24.05% of the value of the outstanding shares of the Treasury Plus Portfolio.

As of April 1, 2006, the Merrimac U.S. Government Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the U.S. Government Portfolio.

As of April 1, 2006, the Merrimac Municipal Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Municipal Portfolio.

As of April 1, 2006, Trustees and officers of the Trust owned in the aggregate less than 1% of any of the Portfolios.


PROXY VOTING POLICY


Proxies for the portfolio securities of the Portfolios are voted in accordance with the Portfolio Trust's proxy voting policies and procedures approved by the trustees of the Trust, which are set forth below:

The Board of Trustees of Merrimac Master Portfolio (the "Fund") has adopted the following Proxy Voting Policy (the "Policy") for the Fund.

Proxy Voting. The Fund does not intend to invest in voting securities on behalf of each portfolio series except that it may hold shares of investment companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act") ("Investment Companies").

If the Fund receives a proxy for an Investment Company, the Fund intends to vote the proxy as recommended by the Investment Company's trustees or directors. In the event the Fund receives a proxy for an entity other than an Investment Company, the proxy will be presented to the Fund's Board of Trustees (the "Board") and voted according to the Board's instruction.

Deviation from Policy. From time to time the Fund may deviate from the Policy with respect to voting proxies of Investment Companies. In the event a proxy vote with respect to an Investment Company represents a deviation from the Policy, such deviation will be reported to the Board at the next regular meeting of the Board.

Addressing Conflicts of Interest. Whereas the Fund does not intend to invest in voting securities except shares of Investment Companies, the Fund does not expect to encounter conflicts of interest in voting any proxy for a security held in its portfolio. In the event a conflict of interest is identified with respect to any proxy vote, the proxy vote and a description of the event or relationship creating the conflict of interest will be presented to the members of the Board for their consideration. Any proxy for which a conflict of interest has been identified will be voted according the Board's instruction.


Information regarding how each Fund and Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 888-637-7622, or on the Funds' website at www.merrimacmutualfunds.com; and (2) on the SEC website at http://www.sec.gov.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER AND SUB-ADVISERS

Each Portfolio retains Investors Bank & Trust Company - Advisory Division (the "Adviser") as their investment adviser. The Investment Adviser Agreements (the "Adviser Agreements") between the Adviser and each Portfolio provides that the Adviser will manage the operations of each Portfolio, subject to the policies established by the Board of Trustees of the Trust. The Adviser also provides office space, facilities, equipment and personnel necessary to supervise each Portfolio's operations and pays the compensation of each such Portfolio's officers, employees and directors who are affiliated with the Adviser. Each Portfolio pays the Adviser a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. For a description of the rate of compensation that each Portfolio pays Investors Bank under the Adviser Agreements, see "Administrator, Transfer Agent and Fund Accountant" below.

Each Portfolio pays Investors Bank a fee for its services. The fee paid to the Adviser by the each of the Portfolios for the last three fiscal years ending December 31 are as follows:


PORTFOLIO                           2003            2004            2005

Cash Portfolio                   $8,362,114      $8,104,801**    $2,325,657***
Prime Portfolio                     178,001*        764,270         363,766
Treasury Portfolio                  598,590         525,789         456,210
Treasury Plus Portfolio           1,333,552       3,033,563       2,709,532
U.S. Government Portfolio           971,903       1,913,232       2,120,688
Municipal Portfolio                 365,013         543,998         447,907

  * For the period June 20, 2003 (commencement of operations) to December
    31, 2003.
 ** For the fiscal year ended December 31, 2004 the Adviser waived $578,367 of its total management fees of $8,683,168.
*** For the fiscal year ended December 31, 2005 the Adviser waived $958,611 of its total management fees of $3,284,268.



Pursuant to Investment Sub-Adviser Agreements, the Adviser has retained Sub-Advisers for each respective Portfolio. Each Sub-Adviser is compensated as shown below by the Adviser at no additional cost to the Portfolios. Subject to the supervision of the Adviser and of the Trust's Board of Trustees, the Sub-Advisers furnish to each Portfolio investment research, advice and supervision and determine what securities will be purchased, held or sold by the Portfolios.

Lehman Brothers Asset Management LLC ("LBAM") serves as Sub-Adviser to the Cash Portfolio, the Prime Portfolio and to the U.S. Government Portfolio. For its services, LBAM will receive an annual fee, computed and paid monthly at an annual rate of 0.0675% of the average daily net assets of the Cash, Prime and U.S. Government Portfolios. Prior to May 1, 2005, LBAM received an annual fee, computed and paid monthly, based individually on the average net assets ("ANA") of the Cash Portfolio, the Prime Portfolio and the U.S. Government Portfolio according to the following schedule:


            ASSETS                                             RATE

            First $500 Million............................    0.09%
            Next $500 Million.............................    0.07%
            Over $1 Billion...............................    0.06%


Prior to June 1, 2003, Opus Investment Management, Inc. ("Opus") (formerly Allmerica Asset Management, Inc.) served as investment Sub-Adviser to the Cash Portfolio and the U.S. Government Portfolio. Opus received an annual fee, computed and paid monthly, based individually on the ANA of the Cash Portfolio and the U.S. Government Portfolio according to the schedule in effect prior to May 1, 2005 shown above.

M&I Investment Management Corp. ("M&I") serves as Sub-Adviser to the Treasury Portfolio and Treasury Plus Portfolio. For its services M&I will receive an annual fee, computed and paid monthly at an annual rate of 0.08% of the average daily net assets for the Treasury Portfolio and the Treasury Plus Portfolio.

ABN AMRO serves as Sub-Adviser to the Municipal Portfolio. For its services ABN AMRO will receive an annual fee, computed and paid monthly, based on the ANA of the Merrimac Municipal Portfolio according to the following schedule:


            ASSETS                                            RATE

            First $75 Million ............................    0.12%
            Next $75 Million .............................    0.10%
            Over $150 Million ............................    0.08%


Payments to the Sub-Advisers for each Portfolio by the Adviser during the past three fiscal years were as follows:

                                     2003            2004            2005

LBAM
Cash Portfolio                   $1,666,699(1)    $3,031,588(4)     $926,102(5)

Prime Portfolio                      94,387(2)       389,191         162,199

U.S. Government Portfolio           295,746(1)       778,588         881,965

OPUS
Cash Portfolio                    1,484,821(3)          --              --

U.S. Government Portfolio           204,147(3)          --              --

M&I
Treasury Portfolio                  281,700          247,430         214,722

Treasury Plus Portfolio             627,577        1,427,588       1,275,255

ABN AMRO
Municipal Portfolio                 216,359          300,999         255,782

(1) For the period June 1, 2003 to December 31, 2003.
(2) For the period June 20, 2003 (commencement of operations) to December 31, 2003.
(3) For the period January 1, 2003 to May 31, 2003.
(4)For the fiscal year ended December 31, 2004, LBAM LLC waived $233,059 of its total management fee of $3,264,647.
(5) For the fiscal year ended December 31, 2005, LBAM waived $394,498 of its total management fee of $1,320,601.



The Portfolios bear the expenses of their operations other than those incurred by the Sub-Advisers. Among the other expenses, the Portfolios pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of shareholder reports; registration and reporting fees and expenses; and the Trust's Trustee fees and expenses.

The Adviser acts as a "manager of managers" for the Portfolios, and supervises adherence by the Sub-Advisers of each Fund's investment policies and guidelines. The Adviser also recommends the B - 15 appointment of additional or replacement Sub-Advisers to the Portfolios Trust's Board of Trustees. The Adviser, the Portfolios and the Funds have jointly received exemptive relief from the SEC to permit the Adviser and the Portfolios to add or terminate Sub-Advisers without shareholder approval.


ADMINISTRATOR, TRANSFER AGENT, CUSTODIAN AND FUND ACCOUNTANT

Investors Bank & Trust Company ("Investors Bank"), serves as Administrator, Transfer Agent and Custodian to the Portfolios. The services provided by Investors Bank as administrator include certain accounting, clerical and bookkeeping services, corporate secretarial services and assistance in the preparation of reports to shareholders. As transfer agent, Investors Bank is responsible for maintaining records of holders in interest and for the payment of distributions for each Portfolio. As custodian, Investors Bank holds cash, securities and other assets of the Portfolios as required by the 1940 Act.

IBT Trust Company (Canada) ("IBT Canada") a subsidiary of Investors Bank, serves as fund accounting agent for the Portfolios. As fund accounting agent, IBT Canada performs certain accounting, clerical and bookkeeping services, and the daily calculation of net asset value for each Portfolio.

For its services as Investment Adviser, Administrator, Transfer Agent, Custodian and Fund Accounting Agent, each Portfolio pays Investors Bank an aggregate fee, at an annual rate of 0.17% of the ANA of such Portfolio. These fees are calculated daily and paid monthly.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


For the fiscal year ended December 31, 2005, Ernst & Young LLP ("E&Y") served as independent registered public accounting firm to the Trust. E&Y is responsible for performing annual audits of the financial statements and financial highlights in accordance with U.S. generally accepted accounting standards, and preparation of the Federal tax returns. Additionally, pursuant to Rule 17f-2 of the 1940 Act, three security counts are performed for the Trust. The mailing address for E&Y is 200 Clarendon Street, Boston, Massachusetts 02116.


COUNSEL

Goodwin Procter LLP serves as counsel to the Trust. Sullivan & Worcester LLP serves as counsel to the Independent Trustees of the Trust.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of securities for the Portfolios usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Each Portfolio does not anticipate paying brokerage commissions. A Portfolio seeks to effect any transaction for which it pays a brokerage commission at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers include the spread between the bid and asked price.


Allocations of transactions, including their frequency, to various dealers is determined by the respective Sub-Advisers in their best judgment and in a manner deemed to be in the best interest of the other investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Sub-Advisers. If, however, each Portfolio and other accounts managed by its Sub-Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by each Portfolio or the size of the position obtainable for each Portfolio. In addition, when purchases or sales of the same security for each Portfolio and for other accounts managed by their Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

The chart below shows for each Portfolio that held as of December 31, 2005, securities of the Trust's regular brokers or dealers (as defined in the 1940
Act) or their parents, the identity of such brokers or dealers and the value of the Portfolio's aggregate holdings of the securities of each issuer as of such date.



                                                              VALUE OF              NAME OF REGULAR
FUND NAME                    HOLDING                           HOLDING               BROKER-DEALER
Cash Portfolio       Morgan Stanley, Dean Witter & Co.       $181,003,946        Morgan Stanley & Co., Inc.

                     Goldman Sachs Group Inc.                  60,000,000        Goldman Sachs & Co.

                     Credit Suisse First Boston USA, Inc.      55,000,052        Credit Suisse First Boston LLC

                     Bear Stearns Companies, Inc.              55,000,000        Bear Stearns & Co. Inc.

                     Citigroup, Inc.                           30,004,016        Citigroup, Inc.

                     Merrill Lynch & Co., Inc.                 10,086,853        Merrill Lynch, Pierce, Fenner & Smith Co.

Prime Portfolio      Credit Suisse First Boston USA, Inc.       5,982,548        Credit Suisse First Boston LLC

                     Citigroup, Inc.                            5,890,448        Citigroup, Inc.

                     Goldman Sachs Group Inc.                   5,000,000        Goldman Sachs & Co.



ITEM 17.         CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, interests in each Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Trust normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Trust would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Trust continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in a Portfolio may call a meeting of holders in such Portfolio for the purpose of removing any Trustee. A Trustee of the Trust may be removed upon a majority vote of the interests held by holders in the Trust qualified to vote in the election. The 1940 Act requires the Trust to assist its holders in calling such a meeting. Upon liquidation of a Portfolio, holders in a Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in a Portfolio is entitled to a vote in proportion to its percentage interest in such Portfolio.

ITEM 18. PURCHASE, REDEMPTION AND VALUATION OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of a Portfolio is determined on each Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes.

VALUATION OF SHARES

The investment securities in each Portfolio are valued based upon the amortized cost method which involves valuing a security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides consistency in valuation, it may result in periods during which the stated value of a security is higher or lower than the price that each Portfolio would receive if the security were sold.

ITEM 19.

TAXATION OF THE TRUST

Each Portfolio is treated as a partnership for federal income tax purposes. As such, a Portfolio is not subject to federal income taxation. Instead, each partner must take into account, in computing its federal income tax liability (if any), the distributive share of the Portfolio's income, gains, losses, deductions and credits, without regard to whether it has received distributions from the Portfolio. Each Portfolio will allocate at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22.

FINANCIAL STATEMENTS


The Portfolios' financial statements contained in the 2005 Annual Report of the Trust have been audited by E&Y, independent registered public accounting firm, and are incorporated by reference into this SAI. Copies of the Trust's 2005 Annual Report may be obtained by calling 1-888-637-7622.

                                   APPENDIX

DESCRIPTION OF COMMERCIAL PAPER RATINGS


The following descriptions of short-term debt ratings have been published by Standard & Poor's Ratings Service ("Standard & Poor's"), Moody's Investors Service ("Moody's"), Fitch's Ratings ("Fitch") and Dominion Bond Rating Service ("DBRS"), respectively. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted.

Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Commercial paper issues rated A-1 by Standard & Poor's reflect a very strong degree of safety of timely payment. Commercial paper issues rated A-2 reflect a strong degree of safety of timely payment but not as strong as for issues designated A-1.


Commercial paper issues rated Prime-1 by Moody's are judged by Moody's to be of the "highest" quality on the basis of relative repayment capacity with a superior ability for repayment of senior short-term debt obligations. Commercial paper issues rated Prime-2 are judged by Moody's to be of the "second highest" quality with a strong ability for repayment of senior short-term debt obligations.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. Commercial paper issues rated Fitch-2 are regarded as having only a slightly less assurance of timely payment than those issues rated Fitch-1.

Commercial paper rated R-1 (high) is considered by DBRS to be of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Paper rated R-1 (middle) is of superior credit quality and, in most cases, are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

DESCRIPTION OF LONG-TERM DEBT RATINGS

The following is a description of Moody's debt instrument ratings:

Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following is a description of Standard & Poor's debt instrument ratings:

Standard & Poor's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligations; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA -- Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA -- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

Plus (+) or minus (-): The ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The following is a description of DBRS's debt instrument ratings:

DBRS long term debt ratings are meant to give an indication of the risk that the borrower will not fulfill its full obligations in a timely manner with respect to both interest and principal commitments. DBRS ratings do not take factors such as pricing or market risk into consideration and are expected to be used by purchasers as one part of their investment process. Every DBRS rating is based on quantitative and qualitative considerations that are relevant for the borrowing entity.

Bonds rated "AAA" by DBRS are considered to be of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest.

Bonds rated "AA" by DBRS are considered to be of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree.

                                     PART C

Item 23. Exhibits

      Exhibit No.                     Description
      -----------                     -----------

      (a1)                            Declaration of Trust, effective as of
                                      October 30, 1996(1)

      (a2)                            Amendment No. 1 to the Declaration of
                                      Trust (2)

      (a3)                            Amendment No. 2 to the Declaration of
                                      Trust(3)

      (a4)                            Amendment No. 3 to the Declaration of
                                      Trust(3)

      (a5)                            Amendment No. 4 to the Declaration of
                                      Trust (5)

      (a6)                            Amendment No. 5 to the Declaration of
                                      Trust (6)

      (b1)                            By-Laws(1)

      (b2)                            Amendment No. 1 to the By-Laws filed
                                      herein.

      (c)                             None

      (d1) Investment Adviser Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank") (Cash Portfolio)(1)

      (d2) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Portfolio)(3)

      (d3) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Plus Portfolio)(3)

      (d4) Investment Adviser Agreement between the Registrant and Investors Bank (U.S. Government Portfolio)(4)

      (d5) Investment Adviser Agreement between the Registrant and Investors Bank (Merrimac Municipal Portfolio) (5)

      (d6) Investment Adviser Agreement between the Registrant and Investors Bank (Merrimac Prime Portfolio) (7)

      (d7) Investment Sub-Adviser Agreement between Investors Bank and Lincoln Capital Fixed Income Management Company, LLC ("Lincoln") (Cash Portfolio) (7)

      (d8) Amendment to Investment Sub-Adviser Agreement between Investors Bank and Lehman Brothers Asset Management LLC (formerly known as Lincoln Capital Fixed Income Management Company, LLC) (Cash Portfolio) filed herein.

      (d9) Investment Sub-Adviser Agreement between Investors Bank and Lincoln (Prime Portfolio) (7)

      (d10) Amendment to Investment Sub-Adviser Agreement between Investors Bank and Lehman Brothers Asset Management LLC (formerly known as Lincoln Capital Fixed Income Management Company, LLC) (Prime Portfolio) filed herein.

      (d11) Investment Sub-Adviser Agreement between Investors Bank and M&I Investment Management Corp. ("M&I") (Treasury Portfolio)(3)

      (d12) Investment Sub-Adviser Agreement between Investors Bank and M&I (Treasury Plus Portfolio)(3)

      (d13) Investment Sub-Adviser Agreement between Investors Bank and Lincoln (U.S. Government Portfolio) (7)

      (d14) Amendment to Investment Sub-Adviser Agreement between Investors Bank and Lehman Brothers Asset Management LLC (formerly known as Lincoln Capital Fixed Income Management Company, LLC) (U.S. Government Portfolio) filed herein.

      (d15) Investment Sub-Adviser Agreement between Investors Bank and ABN AMRO (Merrimac Municipal Portfolio) (5)

      (e)                             *

      (f)                             Not Applicable

      (g)                             Custodian Agreement between Registrant
                                      and Investors Bank(1)

      (h1) Fund Accounting Agreement between Registrant and IBT Fund Services (Canada) Inc.(1)

      (h2)                            Administration Agreement between
                                      Registrant and Investors Bank (7)

      (h3)                            Transfer Agency Agreement between
                                      Registrant and Investors Bank (7)

      (i)                             *

      (j)                             Powers of attorney on behalf of the
                                      Trustees of the Registrant (8)

      (k)                             *

      (l)                             None

      (m)                             Not Applicable

      (o)                             Not Applicable

(1) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed March 28, 1997 (Accession No. 0001029869-97-000386).

(2) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 21, 1998 (Accession No. 0001029869-98-000530).

(3) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 1999 (Accession No. 0000897436-99-000105).

(4) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 2000 (Accession No. 0000897436-00-000179).

(5) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 25, 2001 (Accession No. 0000897436-01-500098).

(6) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 29, 2003 (Accession No. 0000950156-03-000169).

(7) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 30, 2004(Accession No. 0000950156-04-000116).

(8) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 2005(Accession No. 0000950156-04-000116).


*Pursuant to General Instructions B2 of Form N-1A, a registration statement filed under only the Investment Company Act of 1940 shall consist of the facing sheet of the Form, responses to all items of Part A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures and all other documents that are required or which the Registrant may file as part of the registration statement.

Item 24. Persons Controlled by or Under Common Control with Registrant

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company. A control person may be able to take actions regarding their corresponding Portfolio without the consent or approval of other interest holders.

As of the close of business on April 1, 2006 the following entities were deemed control persons of the respective Portfolio:

As of April 1, 2006, the Merrimac Cash Series, a series of Merrimac Series, beneficially owned approximately 65.27% of the outstanding interests of the Cash Portfolio.

As of April 1, 2006, the Merrimac Prime Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Prime Portfolio.

As of April 1, 2006, the Merrimac Treasury Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Treasury Portfolio.

As of April 1, 2006, the Merrimac U.S. Dollar Treasury Plus Fund beneficially owned 75.95% of the value of the outstanding shares of the Treasury Plus Portfolio.

As of April 1, 2006, the Merrimac U.S. Government Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the U.S. Government Portfolio.

As of April 1, 2006, the Merrimac Municipal Series, a series of Merrimac Series, beneficially owned 99.99% of the value of the outstanding shares of the Municipal Portfolio.

Item 25. Indemnification

Under Article V of the Registrant's Declaration of Trust, the Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted with bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the Portfolio Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment of for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Trustees; or (iii) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26. Business and Other Connections of Investment Adviser

INVESTORS BANK & TRUST COMPANY - ADVISORY DIVISION, serves as the investment adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Adviser pursuant to the Advisers Act (SEC File No. 801-60166).

LEHMAN BROTHERS ASSET MANAGEMENT LLC serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-61757).

M&I INVESTMENT MANAGEMENT CORP. serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-9118).

ABN AMRO ASSET MANAGEMENT, INC. serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-38371).

Item 27. Principal Underwriters

Not Applicable

Item 28. Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Investors Bank & Trust Company
200 Clarendon  Street
Boston, MA 02116
(Investment Adviser and Custodian)

Lehman Brothers Asset Management LLC
260 Franklin Street, 14th Floor
Boston, MA  02110
(Investment Sub-Adviser)

M&I Investment Management Corp.
111 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(Investment Sub-Adviser)

ABN AMRO
208 South LaSalle Street, 4th Floor
Chicago, IL 60604
(Investment Sub-Adviser)

IBT Trust Company (Canada)
1 First Canadian, King Street West
Suite 2800 P.O. Box 231
Toronto, CA  M5X1C8
(Transfer Agent and Fund Accountant)

Item 29. Management Services

Not Applicable

Item 30. Undertakings

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 9 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston and the Commonwealth of Massachusetts as of the 24th day of April, 2006.

MERRIMAC MASTER PORTFOLIO

/s/ Paul J. Jasinski
--------------------------
Paul J. Jasinski
President

                            Exhibit Index

Exhibit No.             Description
------------------------------------

    (d)(8)             Amendment to Sub-Advisory Agreement with
                       Lehman Brothers Asset Management LLC
                       (formerly Lincoln Capital Fixed Income
                       Management Company, LLC) for Cash Portfolio.

    (d)(10)            Amendment to Sub-Advisory Agreement with
                       Lehman Brothers Asset Management LLC
                       (formerly Lincoln Capital Fixed Income
                       Management Company, LLC) for Prime Portfolio.

    (d)(14)            Amendment to Sub-Advisory Agreement with
                       Lehman Brothers Asset Management LLC
                       (formerly Lincoln Capital Fixed Income
                       Management Company, LLC) for U.S. Government
                       Portfolio.